CERTIFICATE OF INCORPORATION

OF

AEROFLEX INTERNATIONAL, INC.

* * * * *

1. The name of the corporation is AEROFLEX INTERNATIONAL INC.

2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is:

To manufacture, produce, assemble, fabricate, import, lease, purchase or otherwise acquire, invest in, own hold, use, license the use of, install, handle, maintain, service, repair, sell, pledge, mortgage, exchange, export, distribute, lease, assign, dispose of, trade, and deal in and with, electronic, electrical, electro-mechanical, tele-communication, communication, microwave telephone, radio, sonar, radar and television devices, equipment, components, supplies, parts, apparatus, appliances, tools, machinery and equipment of all kinds.

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of Common stock which the corporation shall have authority to issue is two hundred (200); all of such shares shall be without par value.

5. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS

S. S. Simpson	100 West Tenth Street
Wilmington, Delaware 19801

M. A. Ferrucci	100 West Tenth Street
Wilmington, Delaware 19801

R. F. Andrews	100 West Tenth Street
Wilmington, Delaware 19801

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 21st day of December, 1977.

/s/ S.S. Simpson
S. S. Simpson

/s/ M. A. Ferrucci
M.A. Ferrucci

/s/ R. F. Andrews
R. F. Andrews

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPROATION

OF

AEROFLEX INTERNATIONAL, INC.

* * * * *

AEROFLEX INTERNATIONAL INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of AEROFLEX INTERNATIONAL INC., resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation, for consideration thereof.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the Annual Meeting of Stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the following amendment;

RESOLVED, that the Certificate if Incorporation of this corporation be amended  by changing paragraph “4” so that, as amended, said paragraph shall be and read  as follows:

“4. The total number of shares of stock which the corporation shall  have authority to issue is FOUR HUNDRED (400) shares, of which TWO  HUNDRED (200) shares shall be shares of Common Stock, without par value,  and TWO HUNDRED (200) shares shall be shares of Preferred Stock, ONE  CENT ($.01) par value per share. The Preferred Stock may be issued in series  and the number, designation, relative rights, preferences and limitations of shares  of each series of Preferred Stock, ONE CENT ($.01) par value per share shall be  fixed by the Board of Directors.”

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said AEROFLEX INTERNATIONAL INC. has caused this certificate to be signed by Milton Brenner, its President and attested by Robert Ramistella, its Secretary, this 5th day of January, 1983.

AEROFLEX INTERNATIONAL INC.

By:	/s/ Milton Brenner
Milton Brenner, President

ATTEST:

/s/ Robert Ramistella
Robert Ramistella, Secreatary

CERTIFICATE OF DESIGNATIONS, PREFRENCES
AND RIGHTS OF PREFERRED STOCK OF

AEROFLEX INTERNATIONAL INC.

* * * * *

AEROFLEX INTERNATIONAL INC., a corporation organized and existing under the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of said corporation, and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code of 1953, said Board of Directors, at a meeting duly held on January 26, 1983, adopted a resolution providing for the designations, preferences and relative, participating, option or other rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock, which resolution is as follows:

RESOLVED, that pursuant to the authority vested in the Board of Directors of  this Corporation in accordance with the provisions of its Certificate of  Incorporation there is hereby created and designated a Preferred Stock to consist  of Two Hundred (200) shares of the par value of $.01 per share each of which the  relative, participating, optional or other special rights, and the qualifications,  limitations or restrictions thereof, shall be as follows:

A. PROVISIONS RELATING TO THE PREFERRED STOCK

SECTION 1. The Preferred Stock may be issued from time to time in one or more series, each of such series to have terms as are stated and expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

SECTION 2. The Board of Directors, subject to the provisions hereof, may classify or reclassify into a series any unissued shares of the Preferred Stock by fixing or altering in any one or more respects, from time to time before issuance of such unissued shares:

(a) The distinctive designation of such series and the number of shares  to constitute such series, provided that, unless otherwise stated in any such  resolution or resolutions, such number of shares may be decreased by the Board  of Directors in connection with any classification or reclassification of unissued  shares of the Preferred Stock and such number of shares may be increased by the  Board of Directors in connection with any classification or reclassification or  unissued shares of the Preferred Stock;

(b) Whether or not the shares of such series shall pay dividends;

(c) Whether or not the dividends on the shares of such series shall  accumulate;

(d) The annual dividend rate (if any) or the shares of such series and  the date or dates from which dividends shall (if at all) accumulate thereon;

(e) The times and prices of redemption (if any) of the shares of such  series which the holders of shares of such series shall be entitled to receive upon  the redemption thereof, which prices may vary at different redemption dates and  may also be different with respect to shares redeemed through the operation of  any retirement or sinking fund that with respect to shares otherwise redeemed;

(f) The amounts which the holders of shares of such series shall be  entitled to receive upon the liquidation, dissolution or winding up of the  Corporation;

(g) Whether or not the shares of such series shall be subject to the  operation of a retirement or sinking fund, and, if so, the extent to and the manner  in which the fund shall be applied to the purchase or redemption of the shares of  such series for retirement or to other corporate purposes and the terms and  provisions relative to the operation thereof;

(h) Whether or not the shares of such series shall have conversion  privileges and, if so, prices or rates of conversion and the method, if any, of  adjusting the same;

(i) The limitations and restrictions, if any, to be effective while the  shares of such series are outstanding, upon the payment of dividends or making of  other distributions on, and upon the purchase, redemption or other acquisition by  the Corporation, or any subsidiary, of, the Common Stock or any other class of  stock of the Corporation ranking junior to the shares of such series;

(j) Such other preferences and relative, participating, optional or other  special rights, and qualifications, limitations or restrictions thereof as shall not be  inconsistent herewith.

SECTION 3. All shares of any one series of the Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the date from which dividends thereon shall be cumulative; and all series shall rank equally and be identical in all respects, except as permitted by the foregoing provisions of Section 2 hereof.

SECTION 4. Before any dividends on any series of the Preferred Stock which does not have an annual dividend fixed in the Board of Directors’ resolution or resolutions providing for the issue of such series or on any class of stock of the Corporation ranking junior to the Preferred Stock as to dividends, shall be declared or paid or set apart for payment, the holders of shares of the Preferred Stock of each series having an annual dividend fixed in the Board of Directors’ resolution or resolutions providing for the issue of such series shall be entitled to receive dividends, but only when and as declared by the Board of Directors out of funds legally available therefor, at the annual rate, and no more, fixed in the Board of Directors’ resolution or resolutions providing for the issue of such series payable annually in each year on such dates as may be fixed by the Board of Directors’ resolution or resolutions providing for the issue of such series to holders of record on the respective dates not exceeding forty (40) days preceding such dividend payment dates as may be determined by the Board of Directors in advance of the payment of each particular dividend. With respect to each series of the Preferred Stock having an annual dividend fixed in the Board of Directors’ resolution or resolutions providing for the issue of such series, such dividends shall be cumulative from the date or dates fixed in the Board of Directors’ resolution or resolutions providing for the issue of such series. No dividends shall be declared on any series of the Preferred Stock having an annual dividend fixed in the Board of Directors’ resolution or resolutions providing for the issue of such series in respect of any annual dividend period unless there shall likewise be or have been declared on all shares of the Preferred Stock of each other series having an annual dividend fixed in the Board of Directors’ resolution or resolutions providing for the issue of such series at the time outstanding dividends for all annual dividend periods coinciding with or ending before such annual dividend period, ratably in proportion to the respective annual dividend rates per annum fixed therefor as hereinbefore provided. Accruals of dividend shall not bear interest.

SECTION 5. In the event of any liquidation, dissolution or winding-up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any class of stock of the Corporation ranking junior to the Preferred Stock upon liquidation, the holders of the shares of the Preferred Stock shall be entitled to receive the amount payable on liquidation for such series as fixed by the resolutions establishing such series, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon (if any) to the date of final distribution to such holders; but they shall be entitled to no further payment. If, upon any liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts payable thereon were paid in full. For the purposes of this Section 5, the voluntary sale, lease, exchange or transfer (for cash, shares of stock, securities, or other consideration) of all or substantially all of its property or assets to, or a consolidation shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

SECTION 6. The Corporation at the option of the Board of Directors may, at any time permitted by the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of the Preferred Stock and at the redemption price or prices (if any) stated in said resolution or resolutions, redeem the whole or any part of the shares of series at the time outstanding (the total sum so payable on any such redemption being herein referred to as the “redemption price”). Notice of every such redemption shall be mailed to the holders of record of the shares of the Preferred Stock so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. Such notice shall be mailed at least thirty (30) days in advance of the date designated for such redemption to the holders of record of shares so to be redeemed. In case of the redemption of a part only of any series so to be redeemed shall be selected by lot or in such other manner as the Board of Directors may determine.

SECTION 7. If, after the giving of such notice but before the redemption date specified therein, the Corporation shall deposit with a bank or trust company, in the Borough of Manhattan, City of New York, having a capital and surplus of at least $5,000,000 in trust to be applied to the redemption of the shares of the Preferred Stock so called for redemption the funds necessary for such redemption, then from and after the date of such deposit all the rights of the holders of the shares of the Preferred Stock so called for redemption shall cease and terminate, excepting only the right to receive the redemption price therefor, but without interest. In case the holders of shares of the Preferred Stock which shall have been called for redemption shall not, within six (6) years after the date fixed for redemption, claim the amount deposited with respect to the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the Corporation for the payment of the redemption price. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

SECTION 8. Shares of any series of the Preferred Stock which have been issued and reacquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares but including shares redeemed, and shares purchased and retired [whether through the operation of a retirement or sinking fund or otherwise]) shall have the status of authorized and unissued shares of the Preferred Stock and may be reissued as a part of the series of which were originally a part or may be reclassified and reissued as part of a new series of the Preferred Stock to be created by resolution or resolutions of the Board of Directors or a part of any other series of the Preferred Stock, all subject to the conditions or restrictions on issuance set forth in any resolution or resolutions adopted by the Board of Directors providing for the issue of any series of the Preferred Stock.

SECTION 9.  So long as any of the Preferred Stock is outstanding, the Corporation will not:

(a) declare, or pay, or set apart for payment, any dividends or make  any distribution, on any other class or classes of stock of the Corporation ranking  junior to the Preferred Stock either as to dividends or upon liquidation and will  not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase  or otherwise acquire, any shares of any such junior class if at the time or making  such declaration, payment, distribution, redemption, purchase or acquisition the  Corporation shall be in default with respect to any dividend payable on, or any  obligation to retire, shares of the Preferred Stock, provided that, notwithstanding  the foregoing, the Corporation may at any time redeem, purchase or otherwise  acquire shares of stock of any such junior class in exchange for, or out of the net  cash proceeds form the sale of, other shares of stock of any junior class;

(b) without the affirmative vote or consent of the holders of at lest 66- 2/3% of the Preferred Stock at the time outstanding, regardless of series, given in  person or by proxy, either in writing or by resolution adopted at a special meeting  called for the purpose, (i) create any other class or classes of stock ranking prior  to the Preferred Stock, either as to dividends or upon liquidation, or increase the  authorized number of shares of any such other class of stock, or (ii) amend, alter  or repeal any of the provisions hereof so as materially adversely to affect the  preferences, rights, or powers of the Preferred Stock;

(c) without the affirmative vote or consent of the holders of at least  66-2/3% of any series of the Preferred Stock at the time outstanding, given in  person or by proxy, either in writing or by resolution adopted at a special meeting  called for the purpose, the holders of such series of the Preferred Stock consenting  or voting (as the case may be) separately as of class, amend, alter or repeal any of  the provisions hereof specifically applicable to such series or in the resolution or  resolutions hereafter adopted by the Board of Directors providing for the issue of  such series so as materially adversely to affect the preferences, rights or powers of  such series of the Preferred Stock;

(d) without the affirmative vote or consent of the holders of at least a  majority of the Preferred Stock at the time outstanding, regardless of series, given  in person or by proxy, either in writing or by resolution adopted at a meeting  called for the purpose (i) increase the authorized amount of the Preferred Stock, or  (ii) create any other class or classes of stock ranking on a parity with the Preferred  Stock either as to dividends or upon liquidation.

SECTION 10. For the purposes hereof and of any subsequent resolution or resolutions of the Board of Directors providing for the classification or reclassification of any shares of the Preferred Stock or of any certificate filed with the Secretary of State of the State of Delaware (unless otherwise provided in any such subsequent resolution or certificate).

(a) The term “outstanding” when used in reference to shares of stock,  shall mean issued shares, excluding shares held by the Corporation or a subsidiary  and shares called for redemption, funds for the redemption of which shall have  been deposited in trust;

(b) The amount of dividends “accrued” on any share of the Preferred  Stock of any series as at any dividend date shall be deemed to be the amount of  any unpaid dividends accumulated thereon to and including such dividend date  whether or not earned or declared, and the amount of dividends “accrued” on any  share of the Preferred Stock of any series as to any date other than a dividend date  shall be calculated as the amount of any unpaid dividend accumulated thereon to  and including the last preceding dividend date, whether or not earned or declared,  plus an amount equivalent to the pro rata portion of such dividend rate fixed for  the shares of such series for the period after such last preceding dividend date to  and including the date as of which the calculation is made. No dividends shall  accrue on any series of the Preferred Stock which is non-cumulative unless and  until the Board of Directors has declared a dividend thereon.

(c) Any series of the Preferred Stock which does not have an annual  dividend fixed in the Board of Directors’ resolution or resolutions authorizing the  issuance of such series shall not rank prior to or on parity with the Common Stock  as to the payment of dividends unless otherwise provided in such resolution or  resolutions or other resolutions of the Board of Directors.

SECTION 11. No holders of the Preferred Stock shall be entitled as a matter of right to subscribe for or purchase any part of any new or additional issue of shares, or securities convertible into shares of any kind whatsoever, whether now or hereafter authorized and whether issued for cash, property, services, by way of dividends or otherwise.

AEROFLEX INTERNATIONAL INC. DOES HEREBY FURTHER CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of said corporation, and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code of 1953, said Board of Directors at a meeting duly held on January 26, 1983, adopted a resolution providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock, which resolution is as follows:

RESOLVED, that pursuant to the authority vested in the Board of Directors of  this Corporation, in accordance with the provisions of its Certificate of  Incorporation, there is hereby created and designated a series of the Preferred  Stock designated as “Preferred Stock- Series 1” consisting of Two Hundred (200)  shares of the Preferred Stock.

B. PROVISIONS RELATING TO THE PREFERRED STOCK- SERIES 1

SECTION 1. The holders of shares of the Preferred Stock- Series 1, shall be entitled to receive, as and when declared by the Board of Directors out of funds legally available therefor, an annual cash dividend of $10.00 per share, or in such greater amount as determined from time to time by the Board of Directors.

SECTION 2. The shares of the Preferred Stock- Series 1 shall be redeemable at the option of the Corporation on and after January 15, 1984, on thirty (30) days’ prior written notice and the redemption price shall be $1.00 per share.

SECTION 3. Subject to the provisions of the Certificate of Incorporation, in the event of liquidation, dissolution, or winding-up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made or set apart to the holders of any class or classes of stock of the Corporation ranking junior to the Preferred Stock- Series 1 upon liquidation, the holders of the Preferred Stock- Series 1 shall be entitled to receive payment at the rate of $1.00 per share and shall be entitled to no further payment.

IN WITNESS WHEREOF, AEROFLEX INTERNATIONAL INC. has caused this Certificate to be signed by MILTON BRENNER, its President and attested by JACK TUSINSKI, its Secretary, this 10th day of January, 1984.

AEROFLEX INTERNATIONAL INC.

By:	/s/ Milton Brenner
Milton Brenner, President

ATTEST:

/s/ Jack Tusinski
Jack Tusinski, Secretary